EXHIBIT 12.  STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING
                       OPERATIONS TO FIXED CHARGES
                                  (Unaudited)

                     Eli Lilly and Company and Subsidiaries
                             (Dollars in millions)

                                        Three Months
                                            Ended                     Years Ended December 31,
                                          March 31,     ----------------------------------------------------
                                            1999          1998       1997       1996       1995       1994
                                     -----------------------------------------------------------------------
Consolidated Pretax
Income from Continuing
Operations before Accounting
  Changes &  Extraordinary Item......     $451.4        $2,665.0   $2,901.1   $2,131.3   $1,866.6   $1,693.3

Interest from Continuing
  Operations and Other
  Fixed Changes......................       48.7           198.3      253.1      323.8      323.9      128.7

Less Interest Capitalized
  during the Period from
  Continuing Operations..............       (4.8)          (17.0)     (20.4)     (35.8)     (38.3)     (25.4)
                                     -----------------------------------------------------------------------


Earnings.............................     $495.3        $2,846.3   $3,133.8   $2,419.3   $2,152.2   $1,796.6
                                     =======================================================================


Fixed Charges /1/....................     $ 48.8        $  200.5   $  256.8   $  328.5   $  323.9   $  128.7
                                     =======================================================================

Ratio of Earnings to
  Fixed Charges......................       10.1            14.2       12.2        7.4        6.6       14.0
                                     =======================================================================


/1/ Fixed charges include interest from continuing operations for all years presented and beginning in 1996, preferred stock dividends.